Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-280502 and No. 333-291938 on Form F-3 and Registration Statement No. 333-268108 on Form S-8 of our report dated March 13, 2026, relating to the financial statements of Waldencast plc appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 13, 2026